Exhibit 10.13

SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

THIS SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT dated as of April 27, 2016 (this “Agreement”), by and among Lippert Components, Inc., a Delaware corporation (the “Issuer”), PGIM, Inc. (“Prudential”), each of the holders from time to time of the Notes (as defined below) (Prudential and each such holder are collectively referred to herein as, the “Noteholders”), and JPMorgan Chase Bank, N.A., as collateral agent for the Noteholders (in such capacity, the “Notes Collateral Agent”).

WHEREAS, pursuant to a Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Issuer and Drew Industries Incorporated, a Delaware corporation (the “Parent”), on the one hand, and the Noteholders, on the other hand, (i) the Issuer issued and sold to the Series A Purchasers (as defined in the Note Purchase Agreement) its 3.35% Series A Senior Notes due March 20, 2020, in the aggregate original principal amount of $50,000,000 (as amended, restated, amended and restated, supplemented or otherwise modified and as in effect from time to time and including any such notes issued in substitution or exchange therefor, collectively, the “Series A Notes”) and (ii) certain affiliates of Prudential may, in their sole discretion and within limits which may be prescribed for purchase by them from time to time, purchase additional senior secured promissory notes issued by the Issuer in the aggregate principal amount from time to time provided for therein (as amended, restated, amended and restated, supplemented or otherwise modified and as in effect from time to time and including any such notes issued in substitution or exchange therefor, collectively, the “Shelf Notes” and, together with the Series A Notes, collectively, the “Notes”), upon the terms and subject to the conditions set forth therein; and
WHEREAS, pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, by and among the Notes Collateral Agent and each of the pledgors (the “Pledgors”) listed on Schedule A hereof (as such Schedule A shall be amended, modified and supplemented from time to time) (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), the Pledgors have granted to the Notes Collateral Agent for the benefit of the Noteholders certain Collateral (as such term is defined in the Pledge Agreement) to secure the obligations and liabilities of the Pledgors under and in respect of the Note Purchase Agreement and the Notes; and
WHEREAS, simultaneously with the execution and delivery hereof, the Notes Collateral Agent is entering into a Third Amended and Restated Intercreditor Agreement dated as of the date hereof by and among the Notes Collateral Agent, the Noteholders and JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Bank Lenders and as administrative agent for the Bank Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Third Amended and Restated Intercreditor Agreement”) which, among other things, sets forth the relative rights and priorities of the parties thereto; and
WHEREAS, reference is made to that certain Amended and Restated Collateralized Trust Agreement dated as of February 24, 2014 (as the same has been amended to date, the “Existing Collateralized Trust Agreement”), which instrument the parties agree is being amended and restated hereby in its entirety; and
NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the Noteholders and the Notes Collateral Agent hereby mutually undertake, promise and agree as follows:

SECTION 1. DEFINITIONS.
As used herein, the following terms shall have the following meanings (capitalized terms used herein without definition shall have the respective meanings set forth in the Note Purchase Agreement):
“Collateral” shall have the meanings assigned to such term in the Pledge Agreement.
“Eligible Agent” shall mean a depository institution organized under the laws of the United States or any state thereof which (a) has a net worth in excess of $250,000,000 and (i) the deposits of which are insured by the FDIC and subject to regulation by federal or state banking authorities and (ii) whose long-term debt obligations are rated in one of the three highest rating categories by at least two Nationally Recognized Statistical Rating Organizations (or whose holding company has such a rating) or (b) is otherwise acceptable to the Required Holders.
“Nationally Recognized Statistical Rating Organizations” shall mean Fitch Ratings, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s.

“Obligations” shall have the meanings assigned to such term in the Pledge Agreement.
“Responsible Officer” shall mean any officer of the Notes Collateral Agent with direct responsibility for the administration of the relevant portion of this Agreement.
SECTION 2. APPOINTMENT; DUTIES; OTHER MATTERS.
Section 2.1    Appointment. Each of the Noteholders hereby irrevocably appoints, subject to removal as provided in Section 2.7 hereof, JPMorgan Chase Bank, N.A., as collateral agent for the benefit of the Noteholders hereunder and under the Third Amended and Restated Intercreditor Agreement and the Pledge Agreement with such powers as are specifically delegated to the Notes Collateral Agent by the terms hereof, together with such other powers as are reasonably incidental thereto, and JPMorgan Chase Bank, N.A., in its individual capacity, hereby accepts such appointment (and reconfirms its appointment as collateral agent for the benefit of the Noteholders under the Existing Collateralized Trust Agreement), subject to the terms hereof. During the term of this Agreement, the Notes Collateral Agent shall (i) subject to the terms of the Pledge Agreement, hold and safeguard in trust for the benefit of the Noteholders all Collateral pledged to it under the Pledge Agreement and (ii) perform such duties as shall be set forth in this Agreement and the Pledge Agreement.
Section 2.2    Duties of Notes Collateral Agent.
(a)    The Notes Collateral Agent undertakes to perform such duties and only such duties in respect of the “Notes Collateral Agent” (as such term is defined in the Pledge Agreement) as are specifically set forth in the Pledge Agreement, the Third Amended and Restated Intercreditor Agreement and this Agreement. Subject to paragraph (e) of this Section 2.2, the Notes Collateral Agent shall follow the directions of the Noteholders given in accordance with the terms of this Agreement. No implied duties or obligations of the Notes Collateral Agent shall be read into this Agreement. The Notes Collateral Agent has no obligation to file UCC-1 financing statements or continuation statements unless it is instructed in writing to do so by any of the Noteholders and has been provided the relevant forms.
(b)    The Notes Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Notes Collateral Agent which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Notes Collateral Agent shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished to it by the Noteholders or otherwise hereunder.

(c)    No provision of this Agreement shall be construed to relieve the Notes Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that the Notes Collateral Agent shall not be liable with respect to any action taken, suffered or omitted to be taken by it in accordance with the direction of the Required Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Notes Collateral Agent, or exercising any trust or power conferred upon the Notes Collateral Agent, under this Agreement.
(d)    Neither the Notes Collateral Agent nor any of its shareholders, directors, officers, employees or agents shall be under any liability to the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or any other Transaction Document, or for errors in judgment; provided, however, that this provision shall not protect the Notes Collateral Agent or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties hereunder.
(e)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the Notes Collateral Agent shall not be required to perform any of its duties, or exercise any of its rights or powers, under this Agreement or any other Transaction Document (x) if the Notes Collateral Agent determines, in its sole discretion, that (i) performing such duty or exercising such right or power might require it to expend or risk its own funds or otherwise incur personal liability, and (ii) repayment of such funds or indemnity against such risk or liability is not assured to it or (y) without being directed to perform such duty or exercise such right by the Required Holders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Document, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Intercreditor Agreement, nor shall the Notes Collateral Agent have or be deemed to have any fiduciary relationship with Prudential or any Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 2.3     Certain Matters Affecting the Notes Collateral Agent. Except as otherwise provided in Section 2.2:
(a)    The Notes Collateral Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; and
(b)    The Notes Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care.

Section 2.4     Knowledge. The Notes Collateral Agent shall not be charged with any knowledge held by or imputed to any Noteholder. The Notes Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Notes Collateral Agent has received actual knowledge thereof or has written notice from any Noteholder specifying such Default or Event of Default. In the event that the Notes Collateral Agent receives such a notice, the Notes Collateral Agent shall give prompt notice thereof to each Noteholder.
Section 2.5    Intentionally Omitted.

Section 2.6    Eligibility Requirements for Notes Collateral Agent. The Notes Collateral Agent hereunder shall at all times be an Eligible Agent. In case at any time the Notes Collateral Agent shall cease to be eligible in accordance with the definition of Eligible Agent, the Notes Collateral Agent shall notify each Noteholder of such fact and, if instructed to do so by the Required Holders, resign immediately in the manner and with the effect specified in Section 2.7.
Section 2.7     Resignation and Removal of Notes Collateral Agent.
(a)    The Notes Collateral Agent may at any time resign and be discharged by giving written notice of resignation to each Noteholder, such resignation to be effective upon the appointment of a successor collateral agent. The Required Holders may appoint a successor collateral agent by written instrument or instruments, in duplicate, signed by such holders or their attorneys-in-fact, duly authorized and one complete set of which shall be delivered to the Notes Collateral Agent and one copy of which shall be delivered to the successor so appointed. In the event that the Required Holders do not appoint a successor collateral agent within 20 days after delivery of such notice of resignation, the retiring Notes Collateral Agent may not earlier than 5 days after delivery of notice to each Noteholder appoint a successor collateral agent by written instrument which instrument shall be delivered to the successor collateral agent. If no successor collateral agent shall have been appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Notes Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent.
(b)    If at any time the Notes Collateral Agent shall cease to be eligible in accordance with the definition of Eligible Agent and shall fail to resign after written request for the Notes Collateral Agent’s resignation by the Required Holders or if at any time the Notes Collateral Agent shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to the Notes Collateral Agent, or a receiver of the Notes Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Notes Collateral Agent or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, or in order to change the situs of the Trust for state tax reasons, then the Required Holders shall, subject to the terms of the Third Amended and Restated Intercreditor Agreement, remove the Notes Collateral Agent and notify the Noteholders of such removal. The Required Holders may appoint a successor collateral agent by written instrument or instruments signed by such holders or their attorneys-in-fact, duly authorized, one complete set of which shall be delivered to the successor so appointed. In the event the Required Holders do not so appoint a successor within 20 days of such notice, the retiring Notes Collateral Agent may appoint a successor collateral agent by written instrument to the successor collateral agent and notice of such appointment shall be given to the Noteholders.
(c)    Subject to the terms of the Third Amended and Restated Intercreditor Agreement, the Required Holders may at any time remove the Notes Collateral Agent and appoint a successor collateral agent by written instrument or instruments, in duplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered to the Notes Collateral Agent so removed and one complete set of which shall be delivered to the successor so appointed.
(d)    Any resignation or removal of the Notes Collateral Agent and appointment of a successor collateral agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor collateral agent as provided in Section 2.8. The resignation or removal of the Notes Collateral Agent shall not affect its rights under Section 2.2, its right to be reimbursed for all reasonable expenses incurred in connection with the performance of its duties under this Agreement and its rights to indemnification, and its right to receive compensation for all services previously rendered hereunder.
Section 2.8    Successor Notes Collateral Agent.

(a)    Any successor collateral agent appointed as provided in Section 2.7 shall execute, acknowledge and deliver to the Noteholders and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective, and such successor collateral agent, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as collateral agent herein. The predecessor collateral agent shall deliver to the successor collateral agent all documents and statements held by it hereunder, and the predecessor collateral agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor collateral agent all such rights, powers, duties and obligations.
(b)    No successor collateral agent shall accept appointment as provided in this Section unless at the time of such acceptance such successor collateral agent shall be an Eligible Agent.
Section 2.9     Merger or Consolidation of Notes Collateral Agent. Any Person into which the Notes Collateral Agent may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Notes Collateral Agent shall be a party, or any Person succeeding to the business of the Notes Collateral Agent, shall be the successor of the Notes Collateral Agent hereunder, provided that such Person shall be an Eligible Agent, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Notes Collateral Agent shall notify the Noteholders of the occurrence of any event described in this Section 2.9 as soon as practicable after the occurrence of such event.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT.
Section 3.1     Representations and Warranties of the Notes Collateral Agent. The Notes Collateral Agent hereby represents, warrants and covenants to each Noteholder that, as of the date of execution of this Agreement:
(a)    it is a national banking association organized and existing under the laws of the United States;
(b)    the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement shall not violate its organization certificate or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;
(c)    this Agreement has been duly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Notes Collateral Agent, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;
(d)    it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its performance under this Agreement (financial or other) or operations or its properties or might have consequences that would affect its performance hereunder;

(e)    no litigation is pending or, to the best of its knowledge, threatened against it which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and
(f)    no consent, approval, authorization, or order of, registration or filing with, or notice to, any Governmental Authority or court or any other Person is required under applicable law for the execution, delivery and performance by it of, or compliance by it with, this Agreement, except such as have been obtained.
SECTION 4.     RIGHTS OF THE COLLATERAL AGENT.
Section 4.1     Rights of the Notes Collateral Agent While No Event of Default. Unless an Event of Default shall have occurred and be continuing, the Notes Collateral Agent shall exercise, at the direction of the Required Holders, all of the rights set forth in Section 2.08(b) of the Pledge Agreement.
Section 4.2     Rights of the Notes Collateral Agent Upon Event of Default. If an Event of Default shall occur and be continuing, the Notes Collateral Agent shall exercise, at the written direction of the Required Holders, all rights and remedies set forth in Sections 2.08(a) and 2.09 of the Pledge Agreement. Except as provided in this Section 4.2, the Notes Collateral Agent shall not take any action with respect to the Collateral following and during the continuance of an Event of Default.
Section 4.3     Release of Collateral. The Notes Collateral Agent shall not enter into any amendment to, or modification of, the Pledge Agreement that directly or indirectly narrows the description of the Collateral (as such term is defined therein) or modifies in any way the description of the obligations secured by such Collateral and the Notes Collateral Agent shall not release any Lien on any of the Collateral, except in connection with transactions permitted under paragraph 6B or 6H of the Note Purchase Agreement, in each case without the written consent of all of the Noteholders.
SECTION 5.     TRANSFER BY THE COLLATERAL AGENT.
Other than as provided in this Agreement, the Notes Collateral Agent will not sell or otherwise dispose of, grant any Lien or option or other right with respect to, or pledge or otherwise encumber any of the Collateral or any interest therein.
SECTION 6.     THIRD AMENDED AND RESTATED INTERCREDITOR                 AGREEMENT AND PLEDGE AGREEMENT.
The parties hereto hereby (i) authorize and direct the Notes Collateral Agent to enter into the Third Amended and Restated Intercreditor Agreement and the Pledge Agreement concurrently with the execution and delivery hereof, and to perform the duties and obligations of the Notes Collateral Agent thereunder and (ii) acknowledge that, simultaneously herewith, the Notes Collateral Agent has entered into the Third Amended and Restated Intercreditor Agreement, and the rights of the Notes Collateral Agent as set forth in Section 4 hereof shall be subject to the Third Amended and Restated Intercreditor Agreement.
SECTION 7. FURTHER ASSURANCES.
The Notes Collateral Agent covenants and agrees from time to time to do all such acts and execute all such instruments of further assurance as shall reasonably be requested by any Noteholder for the purpose of fully carrying out and effectuating this Agreement and the Pledge Agreement.
SECTION 8. CONTINUING EFFECTIVENESS; TERMINATION.

(a)    This Agreement shall continue to be effective among the Notes Collateral Agent and the Noteholders even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any insolvency law, shall be instituted with respect to the Issuer or any other Credit Party or any portion of the property or assets of the Issuer or any other Credit Party, and all actions taken by the Noteholders with respect to the Collateral (as such term is defined in the Pledge Agreement) or by the Notes Collateral Agent with regard to such proceeding shall be determined by the Required Holders, except as otherwise set forth in Section 4.3 of this Agreement; provided, however, that nothing herein shall be interpreted to preclude any Noteholder from filing a proof of claim with respect to its Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case under any bankruptcy, insolvency or similar law in its sole discretion.
(b)    Upon payment in full of the Obligations in accordance with the terms thereof and hereof, this Agreement shall terminate.
SECTION 9. WAIVERS, AMENDMENTS, ETC.
None of the terms or provisions of this Agreement may be waived, amended, modified, supplemented or otherwise modified except by a written instrument executed by the Notes Collateral Agent and the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding.
SECTION 10.    NOTICES.
All notices and other communications under this Agreement shall be in writing and shall be personally delivered, transmitted by facsimile with a confirming copy sent by postage prepaid registered or certified mail, or sent by overnight courier to the parties as follows:

(a)     If to the Notes Collateral Agent:

JPMorgan Chase Bank, N.A.
IN1-0048
1 East Ohio Street, Floor 04
Indianapolis, IN 46204-1912
Attn: Tom Harrison
Fax: (317) 767-8006
(b)     If to a Noteholder, at the address for notices set forth in paragraph 13I of the Note Purchase Agreement.
All such notices shall be effective upon receipt. Any party may change its address for purposes hereof by notice to the other party.
SECTION 11. COUNTERPARTS.
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any signature delivered by a party hereto by facsimile transmission or electronic mail shall be deemed to be an original signature hereto for all purposes.
SECTION 12. COMPENSATION AND REIMBURSEMENT OF COLLATERAL AGENT.
The Issuer will (a) pay to the Notes Collateral Agent from time to time reasonable compensation for all services rendered by the Notes Collateral Agent under this Agreement; (b) reimburse the Notes Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Notes Collateral Agent in accordance with any provision of this Agreement (including the reasonable fees and expenses and disbursements of its agents and counsel); and (c) indemnify and hold the Notes Collateral Agent, its Affiliates and their respective directors, officers, partners, members, trustees, employees, agents, managers, administrators, representatives and advisors harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney’s fees) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Notes Collateral Agent in any way relating to or arising out of this Agreement or any other documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or any such other documents or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by th Issuer, provided that the Issuer shall not be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the Notes Collateral Agent’s gross negligence, bad faith or willful misconduct. To the extent not prohibited by applicable law, any Person seeking to be indemnified under this Section 12 shall, upon obtaining knowledge thereof, use commercially reasonable efforts to give prompt written notice to the Issuer of the commencement of any action or proceeding giving rise to such indemnification claim, provided that the failure to give such notice shall not relieve the Issuer of any indemnification obligations hereunder.
The provisions of this Section 12 shall survive the resignation or removal of the Notes Collateral Agent and the termination of this Agreement.
SECTION 13. SUCCESSORS AND ASSIGNS.
All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. Any future holder of a Note shall automatically become a party hereto and shall be entitled to the benefits hereof upon acquiring such Note.
SECTION 14. NO OBLIGATION TO EXTEND CREDIT.
No provision of this Agreement shall be construed as obligating any Noteholder to advance monies or otherwise extend credit to the Issuer at any time.
SECTION 15. GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
SECTION 16. SEVERABILITY OF PROVISIONS.
If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Noteholders or the Notes Collateral Agent.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed to this AGREEMENT by their respective officers thereunto duly authorized, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Notes Collateral Agent

By:___________________________________
Name:
Title:

PGIM, INC.

By:___________________________________
Name:

Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:___________________________________
Name:
Title:     Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:___________________________________
Name:
Title:     Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:______________________________
Name:
Title:     Vice President

LIPPERT COMPONENTS, INC.

By:______________________________
Name:    David M. Smith
Title:    Chief Financial Officer